Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2011 with respect to the financial statements of Business Development Corporation of America (a Maryland Corporation in the developmental stage) contained in this Post Effective Amendment No. 2 to the Registration Statement and Prospectus on Form N-2 (file no. 333-166636). We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

August 30, 2011